Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	08/15/2012
				Period Type:	Revolving
(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		248,040.63
	Class B Note Interest Requirement		38,009.64
	Net Class C Note Interest Requirement		80,551.61		366,601.88

(iii)	Collections of Principal Receivables				174,890,772.20

(iv)	Collections of Finance Charge Receivables				11,436,259.98

(v)	Aggregate Amount of Principal Receivables				1,203,357,938.79

	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00

	Floating Investor Percentage				60.25%
	Fixed Investor Percentage				60.25%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				98.05%
	30 to 59 days				0.57%
	60 to 89 days				0.45%
	90 or more days				0.93%
	Total Receivables				100.00%
(vii)	Investor Default Amount				3,253,578.20
(viii)	Investor Charge-Offs				0.00
(ix)	Reimbursed Investor Charge-Offs				0.00
(x)	Net Investor Servicing Fee				302,083.33
(xi)	Portfolio Yield (Net of Defaulted Receivables) (1)				13.24%
(xii)	Reallocated Principal Collections				0.00
(xiii)	Accumulation Shortfall				0.00
(xiv)	Principal Funding Investment Proceeds				0.00
(xv)	Principal Funding Investment Shortfall				0.00
(xvi)	Available Investor Finance Charge Collections				10,832,093.31
(xvii)	Note Rate	Class A	0.48875%
		Class B	0.89875%
		Class C	1.49875%
(xviii)	Spread Account				7,250,000.00

(1) The Bank has recently modified its policy to accelerate the recognition of charge-offs on restructured loans that do not comply with their modified terms from 180 days past due to 120 days past due, based on regulatory guidance. The percentage reported in this table reflects, and the increase in the percentage from the previous reporting period is primarily attributable to, a one-time acceleration in charge-offs resulting from implementation of this new policy.

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President